EXHIBIT 10.2
A G R E E M E N T

AGREEMENT made this _____ day of        , 2007, by and between Eastern Environment Solutions Corp. (the “Company”) and Kent International Holdings, Inc. (“KNTH”), a Nevada Corporation.

W I T N E S S E T H:

WHEREAS, the Company seeks to obtain sources of financing, which may be in the nature of a private or public placement of equity or debt, (the “Transaction”);

WHEREAS, KNTH has special expertise and might be valuable in developing said Transactions;

WHEREAS, the Company desires to engage the services of KNTH and KNTH desires to provide said services all in accordance with the terms and conditions set forth;

NOW THEREFORE, in consideration of the foregoing mutual covenants and promises herein contained and intending to be legally bound hereby, the parties agree as follows:

1.
The Company hereby grants KNTH the exclusive right to arrange Transactions at a valuation and on terms satisfactory to the Company for a period of 42 days commencing the date “the book” is completed by KNTH.

2.	If a Transaction initiated by KNTH is closed at any time hereafter, the Company shall pay to KNTH at the closing:

A.	Cash equal to 6% of the amount of capital provided to the Company.

B.
Five year common stock purchase warrants equal to 6% of the shares placed at a price per share equal to the same price per share as those issued in the transaction (i.e. if 4,000,000 shares are issued for $8,000,000, KNTH would receive warrants to purchase 240,000 shares at $2.00).

C.
The Company agrees to file one registration statement at its expense in order to register the shares underlying the warrants at KNTH’s request.   Any additional registration would be at the expense of KNTH.

3.
In order to effect any placement of securities a Placement Memorandum (“the book”) needs to be prepared.  KNTH will prepare this for the Company for a fee of $10,000.   This fee will be credited against fees received by KNTH for a successful placement of securities.

4.	There will be no further fees or expenses payable by the Company to any source of capital provided to the Company.

5.	Any and all expenses incurred by KNTH are the sole responsibility of KNTH and are not reimbursable by the Company.

6.
A Transaction will be deemed initiated by KNTH if KNTH notifies the Company of the identity of a prospective  financing source and the Company makes no objection thereto within five working days after receipt of said notice.

7.	Transaction will be deemed closed when the Company pays or receives any or all of the Consideration.

8.
The Company further agrees that any future financing provided by any source identified by KNTH to the Company will be subject to the same compensation as herein agreed (i.e., 6% cash + 6% warrants of 5 year duration exercisable at the same price as used in the placing of equity.   For instance if the ABC Pension Fund provides $8,000,000 in the current placement and then at some time in the future provides further capital, the same terms will apply to the placement of future capital as are herein agreed for this placement).

9.
For purposes of this Agreement, the term Company shall include any subsidiary, affiliate or stockholder of the Company and any entity created or organized by the Company or its stockholders for the purpose of engaging in a Transaction.

10.
This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and the parties hereto and each of them acknowledges that there are no promises, statements, or representations not herein expressed upon which the parties rely.   It is further understood that this Agreement shall be binding upon the parties, their heirs, administrators, successors and assigns.

11.	This Agreement shall be construed and interpreted in accordance with the laws of New Jersey.

12.
Notice hereunder shall be effective only when sent by registered mail, return receipt requested, to the Company and to KNTH at the addresses set forth below or to such other address as one part shall notify the other in writing.

If to KNTH:	Paul O. Koether, Chairman
Kent International Holdings, Inc.
211 Pennbrook Road
P. O. Box 97
Far Hills, New Jersey 07931

If to Company:

IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

Eastern Environment Solutions, Corp.

Attest	By:

Kent International Holdings, Inc.

Attest	By: Paul O. Koether, Chairman